UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 15, 2025

Liberty Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.
The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 15, 2025, at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Liberty Energy Inc. (the “Company”), the Company’s stockholders approved certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter” and, as so amended as described herein and in the Proxy Statement (as defined below), the “Amended and Restated Charter”). The amendments approved are generally described under the description of Proposals 5, 6, 7, and 9 in Item 5.07 of this Current Report on Form 8-K and disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 6, 2025 (the “Proxy Statement”). Effective April 15, 2025, the Company filed the Amended and Restated Charter with the Delaware Secretary of State.
Effective April 15, 2025, the Board of Directors (the “Board”) of the Company approved the amendment and restatement of the Company’s Second Amended and Restated Bylaws (the “Bylaws” and, as so amended as described herein, the “Amended and Restated Bylaws”) to conform the Bylaws to the amendments approved by the Company’s stockholders to the Charter.
The foregoing descriptions of the Amended and Restated Charter and the Amended and Restated Bylaws are qualified by reference to the full text of such documents, copies of which are filed herewith as Exhibits 3.1 and 3.3, respectively. Marked copies of the Amended and Restated Charter and the Amended and Restated Bylaws showing the amendments effective as of April 15, 2025 are filed herewith as Exhibits 3.2 and 3.4, respectively.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The voting results for each proposal considered at the Annual Meeting are set forth below. The proposals are described in more detail in the Proxy Statement.
Proposal 1: All three director nominees were elected as Class III directors of the Board to serve for a term of three years as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Peter A. Dea	117,026,860	24,686,942	7,384,434
William F. Kimble	117,348,770	24,365,032	7,384,434
James R. McDonald	128,296,259	13,417,543	7,384,434
Proposal 2: The advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstentions	Broker Non-Votes
139,465,988	2,110,215	137,599	7,384,434
Proposal 3: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
148,473,734	538,981	85,521	—
Proposal 4: The advisory vote to determine the frequency of future advisory votes to approve the compensation of the Company’s named executive officers was determined to be one year as follows:

1 Year	2 Years	3 Years	Abstentions
131,619,766	314,104	9,637,771	142,161

A plurality of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. In line with this recommendation by our stockholders, the Company has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our Annual Meeting of Stockholders in 2031.
Proposal 5: An amendment to the Company’s Charter to declassify the Board was approved as follows:

For	Against	Abstentions	Broker Non-Votes
141,295,402	310,035	108,365	7,384,434
Proposal 6: An amendment to the Company’s Charter to remove the 66 2/3% supermajority vote requirements to amend, alter, or repeal the Company’s Charter and Bylaws and to remove directors from office was approved as follows:

For	Against	Abstentions	Broker Non-Votes
141,404,704	194,912	114,186	7,384,434
Proposal 7: An amendment to the Company’s Charter to limit the liability of certain officers was approved as follows:

For	Against	Abstentions	Broker Non-Votes
127,795,126	13,790,039	128,637	7,384,434
Proposal 8: An amendment to the Company’s Charter to delete the waiver of Section 203 of the Delaware General Corporation Law was not approved as follows:

For	Against	Abstentions	Broker Non-Votes
37,002,776	104,350,130	360,896	7,384,434
Proposal 9: Miscellaneous amendments to clarify and update the Company’s Charter were approved as follows:

For	Against	Abstentions	Broker Non-Votes
148,635,313	120,677	342,246	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Liberty Energy Inc.
3.2	Second Amended and Restated Certificate of Incorporation of Liberty Energy Inc., marked to show amendments effective April 15, 2025
3.3	Third Amended and Restated Bylaws of Liberty Energy Inc.
3.4	Third Amended and Restated Bylaws of Liberty Energy Inc., marked to show amendments effective April 15, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2025	LIBERTY ENERGY INC.

	By:	/s/ R. Sean Elliott
R. Sean Elliott
Chief Legal Officer and Corporate Secretary